                                                                     Exhibit 4.6


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              BANC ONE CORPORATION
           MEDIUM-TERM NOTE DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                             (Senior, Floating Rate)

REGISTERED                                         CUSIP

No.                                                PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:                               MATURITY DATE:

INITIAL INTEREST RATE:                             SPREAD:

INDEX MATURITY:                                    SPREAD MULTIPLIER:

INTEREST RATE BASIS:                               INTEREST PAYMENT PERIOD:

MAXIMUM INTEREST RATE:                             INTEREST RATE RESET PERIOD:

MINIMUM INTEREST RATE:                             CALCULATION AGENT:

INTEREST RESET DATES:                              OPTIONAL REPAYMENT:

INTEREST PAYMENT DATES:                            OTHER PROVISIONS:

REDEEMABLE ON OR AFTER:

      DATE(S):

      BANC ONE CORPORATION, an Ohio corporation (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to

                                   Cede & Co.

or registered assigns, the principal sum of [______________] DOLLARS ($___,___,___) on the Maturity Date shown above, and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date shown above at the rate per annum determined in accordance with the provisions herein relating to the Interest Rate Basis specified above on each Interest Payment Date specified above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day), next preceding such Interest Payment Date, provided that interest payable on the Maturity Date shown above or upon repayment or redemption shall be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes of the series shown above may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of and interest on this Note due on the Maturity Date or upon repayment or redemption will be made in immediately available funds against presentation of the Note; provided that it is presented to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Payment of the principal and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest (other than interest payable on the Maturity Date or upon repayment or redemption) may be paid by check mailed to the address of the Person entitled thereto as it appears in the Note Register at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date.

      THIS NOTE IS NOT A SAVINGS OR DEPOSIT ACCOUNT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      All terms not defined herein shall have the respective meanings ascribed to them in the Indenture referred to herein.

      Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under such Indenture, this Note shall not be entitled to any benefits under such Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                             BANC ONE CORPORATION

Dated:

                                             By____________________________
                                                 Executive Vice President

                                             By____________________________
                                                 Assistant Secretary



                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
as Trustee


By_______________________________
        Authorized Officer

                              BANC ONE CORPORATION
           MEDIUM-TERM NOTE DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                             (SENIOR, FLOATING RATE)

      This Note is one of a duly authorized issue of Medium-Term Notes Due Nine Months or More From Date of Issue (Senior, Floating Rate) of the Company (herein called the "Notes"), issued and to be issued under an indenture dated as of March 3, 1997 for senior debt securities, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) (such Indenture herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

      Commencing with the Interest Reset Date specified on the face hereof first following the Original Issue Date specified on the face hereof, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown on the face hereof under the Interest Rate Reset Period; PROVIDED, HOWEVER, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof and, if the Interest Rate Basis set forth on the face hereof is Commercial Paper Rate, Federal Funds Rate, CD Rate, Prime Rate or Treasury Rate, the interest rate in effect for the ten days immediately prior to the Maturity Date (or the date of repayment or redemption) will be that in effect on the tenth day preceding the Maturity Date (or the date of repayment or redemption). Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date, or until the Maturity Date, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis specified on the face hereof is LIBOR, and if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

      All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544%
(or .09876544) being rounded to 9.87654% or (.0987654), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

DETERMINATION OF COMMERCIAL PAPER RATE

      If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Commercial Paper Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

      "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified on the face hereof as such rate is published by the Board of Governors of the

Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper". In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having such Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in H.15(519) or Composite Quotations, the Commercial Paper Rate for that Interest Determination Date shall be calculated by the Calculation Agent appointed by the Company and shall be the Money Market Yield of the arithmetic mean (as rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Company) as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having such Index Maturity placed for an industrial issuer whose bond rating is "AA" or the equivalent from a nationally recognized securities rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Determination Date will be the Commercial Paper Rate in effect on such Interest Determination Date.

      "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                    Money Market Yield =      D x 360  x 100
                                         -------------------
                                               360 - (D x M)


where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

DETERMINATION OF FEDERAL FUNDS RATE

      If the Interest Rate Basis specified on the face hereof is the Federal Funds Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Federal Funds Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

      "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not yet published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Company) prior to 9:00 a.m., New York City time, on such Interest Determination Date; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Interest Determination Date.

DETERMINATION OF CD RATE

      If the Interest Rate Basis specified on the face hereof is the CD Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the CD Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

  "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)", or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated on the face hereof in the denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate will be the CD Rate in effect on such Interest Determination Date.

DETERMINATION OF CMT RATE

      If the Interest Rate Basis specified on the face hereof is the CMT Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the CMT Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

  "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as specified on the face hereof, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the

CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

      "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

      "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

DETERMINATION OF LIBOR

      If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate with respect to this Note for any Interest Reset Date shall be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

      "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

      (i) With respect to an Interest Determination Date, LIBOR will be either:
(a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the Interest Reset Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or
(b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

      (ii) With respect to an Interest Determination Date on which LIBOR is to be calculated pursuant to this clause (ii), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time if specified on the face hereof), in the applicable Principal Financial Center for the country of the Index Currency on such Interest Determination Date, by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the Index Currency to leading European banks, having the Index Maturity designated on the face hereof and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time: PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

      "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

      "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

      "London Banking Day" means any day on which dealings in deposits in the Index Currency are transacted in the London interbank market.

      "Principal Financial Center" means the capital city of the country issuing the Index Currency, except that with respect to U.S. dollars, Deutsche marks, Italian lira, Swiss francs, Dutch guilders and ECUs, the

Principal Financial Center shall be the City of New York, Frankfurt, Milan, Zurich, Amsterdam and Brussels, respectively.

DETERMINATION OF PRIME RATE

      If the Interest Rate Basis specified on the face hereof is the Prime Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Prime Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

      "Prime Rate" means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. If fewer than four such rates, but more than one such rate, appear on the Reuters Screen USPRIME1 for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company). If fewer than two such rates appear on the Reuters Screen USPRIME1, the Prime Rate shall be calculated by the Calculation Agent as of the close of business on the Interest Determination Date on the basis of the prime rates, as of the close of business on the Interest Determination Date, furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (after consultation with the Company) to provide such rate or rates; PROVIDED, HOWEVER, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Prime Rate will be the Prime Rate in effect on such Interest Determination Date. "Reuters Screen USPRIME1" means the display designated as Page "USPRIME1" on the Reuters Monitor Money Rates Services (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

DETERMINATION OF TREASURY RATE

      If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Treasury Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

      "Treasury Rate" means, with respect to any Interest Determination Date, the rate applicable to the auction held on such date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Treasury bills - auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or otherwise reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the

Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

GENERAL

      Notwithstanding the determination of the interest rate as provided above, the interest rate on this Note for any interest period shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

      The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on or before the Calculation Date. The Company will notify the Trustee and any Paying Agent of each determination of the interest rate applicable to this Note promptly after such determination is made by the Calculation Agent. The Trustee and any Paying Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if different, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note. The Trustee and any Paying Agent will not be responsible for determining the interest rate applicable to this Note.

      If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis specified on the face hereof is LIBOR, and if any such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day which is not a Business Day, payment of principal, premium, if any, and interest with respect to this Note will be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest will accrue from and after such date. "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banks are authorized or required by law to close in New York City, (ii) with respect to Notes denominated in a foreign currency, not a day on which banks are authorized or required by law to close in the capital city of the country issuing such currency, (iii) with respect to Notes denominated in ECU, not a day on which banks are authorized or required by law to close in Brussels, Belgium, (iv) with respect to Notes denominated in another composite currency, not a day on which banks are authorized or required by law to close in the city specified on the face hereof, and (v) with respect to LIBOR Notes, a London Banking Day.

      If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the Federal Funds Rate, the CD Rate, the CMT Rate or the Prime Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day prior to such Interest Reset Date. If the Interest Rate Basis specified on the face hereof is LIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second London Banking Day next preceding such Interest Reset Date. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned (generally, Monday). If as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for the Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

      The "Calculation Date", where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or the Maturity Date or the date of repayment or redemption, as the case may be.

      Interest payments on this Note on an Interest Payment Date shall include accrued interest from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issue if no interest has been paid) to, but excluding, such Interest Payment Date or the Maturity Date or the date of repayment or redemption, as the case may be. Accrued interest will be calculated by multiplying the principal amount of this Note by an accrued interest factor. The accrued interest factor will be computed by adding together the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360 if the Interest Rate Basis is the Commercial Paper Rate, LIBOR, CD Rate, Federal Funds Rate or Prime Rate, or by the actual number of days in the year if the Interest Rate Basis is the CMT Rate or Treasury Rate.

      This Note may be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s) indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to maturity. On each Optional Repayment Date, if any, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, The Chase Manhattan Bank, as Paying Agent, at 55 Water Street, Room 234, North Building, New York, New York 10041, or at such other address of which the Company shall from time to time notify the Holders of the Notes, must receive not more than 45, nor less than 30, days prior to an Optional Repayment Date, if any, either (i) this Note accompanied by the form entitled "Option to Elect Repayment" below duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable.

      If so provided on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no date on and after which this Note is redeemable is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $100,000) at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the date of redemption, on notice given not more than 60, nor less than 30, days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon surrender hereof. The Notes will not have a sinking fund.

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (acting as one class). The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein and in the Indenture prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $100,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      This Note shall be construed in accordance with and governed by the laws of the State of New York.

                          -----------------------------
                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                TEN COM -- as tenants in common

                TEN ENT --as tenants by the entireties

                JT ENT -- as joint tenants and not as tenants in common

                UNIF GIFT MIN ACT          Custodian
                                 -----------------------------------
                                   (Cust)               (Minor)

                               under Uniform Gift to Minors Act
                               ------------------------------------
                                             (State)

     Additional abbreviations may be used though not in the above list.


                          ----------------------------

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------


-------------------------------------------------------------------------------
(Name and address of assignee, including zip code, must be printed or typewritten)

-------------------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

-----------------------------------------------------------------------------
to transfer said Note on the books of the within Company, with full power of substitution in the premises.


Dated:
----------------------------------

----------------------------------

----------------------------------

      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

                            OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)

      For this Note to be repaid the Paying Agent must receive at 55 Water Street, Room 234, North Building, New York, New York 10041 or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, not more than 45, nor less than 30, days prior to an Optional Repayment Date, if any, shown on the face of the within Note, either
(i) this Note with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day.

      If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid: $_____________ and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $_______________________.

Date:
      ------------------------          ---------------------------------------
                                        Note: The signature on this Option to
                                        Elect Repayment must correspond with the name as written upon the face of this
                                        Note in every particular without
                                        alteration or enlargement.